Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Gannett Co., Inc., which is incorporated by reference in Gannett's Annual Report on Form 10-K for the fifty-three week period ended December 31, 2000. We consent to the incorporation by reference of our report dated February 8, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.


                                            /s/PricewaterhouseCoopers LLP
                                            ---------------------------------
                                            PricewaterhouseCoopers LLP

                                            McLean, VA
                                            February 26, 2002